                                                                    EXHIBIT 10.9
                                                                    ------------
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT between SBA COMMUNICATIONS
CORPORATION, a Florida corporation with its principal place of business at 6001 Broken Sound Parkway, Suite 400, Boca Raton, Florida (the "Company") and ROBERT
M. GROBSTEIN (the "Executive"), is made and entered into as of this 1st day of January, 1997.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company and its subsidiaries engage in the business of developing, leasing and maintaining wireless telecommunications tower sites; and

         WHEREAS, the Executive and the Company wish to provide for the employment of the Executive by the Company on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the
        ----------
Executive hereby agrees to be employed by the Company on the terms and conditions set forth herein.

         2. TERM. The initial term of employment of the Executive by the Company
            -----
hereunder shall commence as of January 1, 1997 and shall end December 31, 1999 (the "Term"), unless sooner terminated as hereinafter provided. At the end of such initial Term, this Agreement shall be extended automatically for successive one (1) year Terms of employment, unless either the Company or the Executive notifies the other party in writing at least ninety (90) days prior to the end of the incumbent Term of any intention not to renew this Agreement, in which case this Agreement will terminate at the end of such incumbent Term. All references herein to the Term shall refer to both such initial Term and any such successive Terms.

         3.  POSITION  AND  DUTIES.  The  Executive  shall  serve  as the  Chief
             ----------------------
Financial Officer of the Company. The Executive shall perform the duties generally of a chief financial officer for the Company and shall have such specific responsibilities, duties and authorities as shall from time to time be assigned by the Chief Executive Officer or the Board of Directors of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and its subsidiaries.

         4.       COMPENSATION AND RELATED MATTERS.
                  --------------------------------

                  (a) Salary.  During the period of the  Executive's  employment
                      ------
hereunder, the Executive shall be paid an annual salary at a rate determined by the Board of Directors of the Company of not less than $200,000 per annum (the "Base Salary"). The Base Salary shall be paid in monthly or semi-monthly installments as shall be the practice of the Company, and may be paid by the Company or any of its subsidiaries. Compensation of the Executive by payments of Base Salary shall not be deemed exclusive and shall not prevent the Executive from participating in any


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other compensation or benefit plan of the Company or its subsidiaries.  The term
"Base Salary" shall be deemed to include any and all regular installment amounts received by the Executive under this Agreement. The Board of Directors of the Company, in its sole discretion, may from time to time authorize increases in the Base Salary.

                  (b)  Bonuses.  In addition  to the Base Salary  payable to the
                       --------
Executive  hereunder,  the  Executive  shall  be  entitled  to  receive  a bonus hereunder for each calendar year to the extent earned in accordance with performance targets, measurements and such other criteria as shall be established for such year by the Board of Directors of the Company on or before March 31 of such year. In no event shall the annual amount of bonus paid to the Executive pursuant to this Section 4(b) be an amount greater than the Base Salary paid to Executive for such year.

                  (c) Expenses.  During the Term of the  Executive's  employment
                      ---------
hereunder, the Executive shall be entitled to receive payment or reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company or its subsidiaries and including dues and seminar fees (including, without limitation, the cost of seminars, educational courses and license fees not to exceed $5,000 per annum necessary for the Executive to maintain his active status as a Florida certified public accountant); provided that such expenses are incurred and accounted for in accordance with the policies and procedures then presently established by the Company.

                  (d)  Other  Benefits.  The  Executive  shall  be  entitled  to
                       ---------------
participate in or receive benefits under any employee benefit plan or arrangement made available by the Company or its subsidiaries in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.

                  (e) Group or Family Medical Coverage.  The Company shall cause
                      --------------------------------
to be provided at its expense group or family medical insurance coverage to the Executive and his dependents under a plan for employees of the Company and such plan shall include reasonable coverage for medical, hospital, surgical and major medical expenses and shall be subject to such deductibles as applicable to other Company employees.

         5. LEGAL REQUIREMENTS. Both the Executive and the Company agree that
            ------------------
all legal requirements shall be met with respect to United States Federal and foreign (if applicable) withholding tax requirements, compensation income and the like.

     6.  TERMINATION.  Unless  otherwise agreed to in writing by the Company and
         -----------
the Executive, the Executive's employment hereunder may be terminated under the following circumstances:

                  (a)      Death.  The Executive's death.
                           -----

                  (b) Disability.  If, as a result of the Executive's incapacity
                      ----------
due to physical or mental illness (such incapacity being determined by the Company in its sole reasonable discretion), the Executive shall have been absent from his full-time duties as described hereunder for the entire period of six
(6) consecutive months, the Company may terminate the Executive's employment hereunder.

                  (c)      Cause.
                           -----

                           (i)      The Company may terminate the Executive's
employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean that (i) the Executive is convicted of a felony which, in the sole determination of the Company, would have a material adverse effect on the Executive's ability to perform his duties hereunder or on the business or reputation of the Company; (ii) the Executive has exhibited gross misconduct resulting in material harm to the Company, its business or reputation; (iii) the Executive has willfully misappropriated Company assets or has otherwise willfully defrauded the Company, including without limitation by fraud, theft, embezzlement, or breach of a fiduciary duty involving personal profit; (iv) the Executive has intentionally failed to perform his duties hereunder; or (v) a breach of any provision of this Agreement. For the purposes of this Section 6(c)(i), no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

                           (ii)     Notwithstanding the foregoing, any
termination of the Executive shall not be considered a termination for Cause pursuant to this Section 6(c), and shall be considered a termination Without Cause pursuant to Section 6(d) hereof, if such termination is effected without:
(1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause; (2) an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors of the Company; and (3) delivery to the Executive of a Notice of Termination as provided for in Section 8 hereof from the Board of Directors of the Company finding that in the good faith opinion of the Board of Directors of the Company the Executive was guilty of conduct set forth above in the preceding sentence, and specifying the particulars thereof in detail.

                  (d) Without  Cause.  Any  termination  of the Executive by the
                      --------------
Company (including any action which is deemed a termination of the Executive pursuant to Section 6(f) hereof), other than a termination pursuant to Sections 6(a)-(c) hereof, shall be deemed a termination Without Cause.

                  (e) Termination by the Executive.  The Executive may terminate
                      ----------------------------
this Agreement (i) due to the Executive's retirement; provided that the Executive provide the Company with thirty (30) days written notice, pursuant to
Section 8(a), prior to the effective date of such retirement, as shall be stated in such notice, and (ii) for any reason other than the Executive's retirement; provided that the Executive provide the Company with sixty (60) days written notice prior to the effective date of such termination, as shall be stated in such notice.

                  (f) Other Events of Termination.  The following  circumstances
                      ---------------------------
shall specifically be deemed a termination Without Cause of the Executive's employment by the Company:

     (i) a vote by the Board of Directors to terminate the Executive Without Cause, as defined in Section 6(d) hereof;

     (ii) any termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 8(a) hereof;

     (iii) a breach by the Company of this Agreement, and a subsequent election by the Executive to terminate this Agreement pursuant to Section 6(e) above;

     (iv) the performance of any other act by the Company which is designed to prevent and does prevent the Executive from properly performing the authorities, duties and responsibilities of his employment hereunder, including without limitation a material change in the duties or position of the Executive within the Company; or

     (v) a Change in Control (as defined below) of the Company.

                  (g) Change in Control. For purposes of this Agreement, "Change
                      -----------------
in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act), other than Steven E. Bernstein, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the voting stock; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors ("Voting Stock") prior to said combination own fifty percent (50%) or more of the resulting entity's Voting Stock shall not, by itself, be considered a Change in Control.

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         7.       COMPENSATION UPON TERMINATION.
                  -----------------------------

                  (a) If the Executive's employment is terminated for any reason pursuant to Section 6(d) hereof, the Company shall be obligated to pay to the Executive an amount equal to the of the product of (i) the Base Salary multiplied by (ii) 2.0, such payment to be made in a lump sum on or before the fifth day following the Date of Termination; provided, however, that if the lump sum severance payment under this Section 7(a), either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 7(a) being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 7(a) pursuant to the foregoing provision shall be made by independent counsel to the Company in consultation with the independent certified public accountants of the Company.

                  (b) If the Executive's employment is terminated pursuant to Sections 6(a), 6(b), 6(c) or 6(e) hereof, on and after the Date of Termination the Company shall no longer be obligated to pay the Executive any amounts payable hereunder for such period, whether in the form of Base Salary or otherwise, and the Executive shall have no right to compensation or other benefits hereunder for any such period. Notwithstanding the foregoing, the Company shall be obligated to pay to the Executive all amounts payable hereunder and otherwise, through and including the Date of Termination, whether such amounts were payable prior to the date of termination or thereafter, and the Executive shall be entitled to receive any extension of benefits beyond the Date of Termination, provided that (i) such benefits were received by the Executive prior to the Date of Termination and (ii) such extension is customarily offered by the Company to its employees or is otherwise required by applicable law.

                  (c) Notwithstanding the foregoing or anything contained herein to the contrary, in no event shall the total amount of payments made under this Agreement on account of termination under Section 6(f)(v) hereof exceed three times the "base amount" minus one dollar. "Base amount" means the average annualized compensation income from the Company includible in the Executive's gross income for Federal income tax purposes over the five-year period preceding the year in which the Executive's employment is terminated. This paragraph, and the language therein, shall be interpreted consistently with Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

         8.       NOTICE OF TERMINATION AND EFFECTIVE DATE.
                  ----------------------------------------

                  (a) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii) contain any other information required by this Agreement.

                  (b) For purposes of this Agreement, "Date of Termination" shall mean: (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated pursuant to
Section 6(b) hereof, the expiration of six (6) consecutive months of the Executive's incapacity due to physical or mental illness, as set forth in
Section 6(b) hereof (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such six (6) month period); (iii) if the Executive's employment is terminated pursuant to Sections 6(c) or 6(d) hereof, the date that the Notice of Termination is communicated to the Executive pursuant to Section 8(a) hereof; (iv) if the Executive's employment is terminated pursuant to Section 6(e) hereof, the termination date stated in the written notice received by the Company; or (v) if deemed terminated pursuant to Section 6(f) hereof, the date of such action which is deemed a termination of the Executive by the Company.

         9.  RESTRICTIVE  COVENANT.  Upon any cessation of employment  hereunder
             ---------------------
other than one pursuant to Sections 6(d) or 6(f), the Executive agrees that for the period commencing on the Consummation Date and ending on the date which is two (2) years from the date the Executive is no longer employed by the Company, the Executive will not, directly or indirectly:

     (i) engage in any trade or business directly competitive with that of any of the Company or any of its subsidiaries, anywhere in the United States or such other country or countries in which the Company actively engages in its trade or business as of the Date of Termination (the "Territory");

     (ii) become associated as a manager, supervisor, employee, consultant, advisor, control shareholder (either individually or as part of an affiliated group), or otherwise of any person, corporation or entity engaging in any trade or business directly competitive with those of the Company or any of its subsidiaries anywhere in the Territory;

     (iii) call upon any client or clients of the Company or any of its subsidiaries for the purpose of selling or soliciting for any person, corporation or entity, other than any of the Company or its subsidiaries, sales of any products, processes, or services directly competitive with those of the Company within the Territory;

     (iv) divert, solicit or take away any such client or clients of the Company or any of its subsidiaries for the purpose of selling any products or services directly competitive with those of the Company or any of its subsidiaries; and service any contracts or accounts relating to any products or services directly competitive with those of the Company or any its subsidiaries for any person, corporation or entity other than the Company or any of its subsidiaries; or

     (v) induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers or employees of the Company to terminate his or her employment with or to directly compete against the Company, any of its present or future subsidiaries, or any of the Company's present or future affiliates about which the Executive obtained any knowledge of the business or operation of such affiliate during the Term of this Agreement.

The provisions of this Section 9 shall not apply to Employee in the event of a termination of employment hereunder pursuant to Sections 6(d) or 6(f). Should any of the time periods or the geographic area set forth in this Section 9 be held to be unreasonable by any court of competent subject matter jurisdiction, the parties hereto agree to petition such court to reduce the time period or geographic area to the maximum permitted by governing law.

         10.      CONFIDENTIALITY.
                  ---------------

                  (a) In the course of this employment, the Company or any of its subsidiaries may disclose or make known to the Executive, and the Executive may be given access to or may become acquainted with, certain information, trade secrets or both, including but not limited to confidential information and trade secrets regarding tapes, computer programs, designs, skills, procedures, formulations, methods, documentation, drawings, facilities, customers, policies, marketing, pricing, customer lists and leads, and other information and know-how, all relating to or useful in the Company's business or the business of its subsidiaries and/or affiliates (collectively, the "Information"), and which the Company considers proprietary, desires to maintain confidential and is not in the public domain. During the Term of this Agreement and at all times thereafter, the Executive shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to or for the Company's benefit as directed by the Company, any of the Information which he may have acquired in the course of or as an incident to his employment by the Company, the parties agreeing that such information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section 10 is a material breach of this Agreement.

                  (b) All equipment, documents, memoranda, reports, records, files, materials, samples, books, correspondence, lists, other written and graphic records, and the like (collectively, the "Materials") affecting or relating to the business of the Company or of its subsidiaries and/or affiliates, which the Executive shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody, and must not be removed from the premises of the Company except as directed by the Company's Board of Directors in writing. Promptly upon termination of the Agreement or the Executive's employment hereunder for any reason, or otherwise upon request of the Chief Executive Officer of the Company, the Information, the Materials and all copies thereof in the custody or control of the Executive shall be delivered to the Company.

         11. NOTICE. All notices,  requests,  consents and other  communications
             ------
required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    If to the Executive:               Robert M. Grobstein
                                       18949 Treble Lane
                                       Boca Raton, FL  33498

    If to the Company                  SBA Communications Corporation
                                       6001 Broken Sound Parkway, Suite 400
                                       Boca Raton, Florida 33487
                                       Attention: Steven E. Bernstein, President

or to such other address as any party may designate by notice complying with the provisions of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         12.  AMENDMENTS.  The  provisions of this Agreement may not be amended,
              ----------
supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         13.  ASSIGNMENTS.  No  party  shall  assign  his or its  rights  and/or
              -----------
obligations under this Agreement without the prior written consent of each other party to this Agreement.

         14.  COUNTERPARTS.  This  Agreement  may be  executed  in  one or  more
              ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

         15. ENFORCEMENT COSTS. If any civil action,  arbitration or other legal
             -----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

         16. EQUITABLE REMEDIES. The Executive acknowledges that the services to
             ------------------
be rendered by the Executive hereunder are extraordinary and unique and are vital to the success of the Company, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Agreement by the Executive. Therefore, in the event of a breach or threatened breach by the Executive of any provision of this Agreement, the Company shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without the Company being required to show any actual damage or to post an injunction bond.

     17. GOVERNING LAW. This Agreement and all transactions contemplated by this
         -------------
Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         18.  JURISDICTION AND VENUE. The parties acknowledge that a substantial
              ----------------------
portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida, West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

         19. THIRD  PARTIES.  Unless  expressly  stated  herein to the contrary,
             --------------
nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, other legal representatives, heirs, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         20.  SEVERABILITY.  If any  provision  of this  Agreement  or any other
              ------------
agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

     21.  SUCCESSION.  This Agreement is intended to supersede and terminate any
          ----------
and all prior employment agreements, in their entirety, and all amendments thereto, between the Executive and the Company, SBA, Inc. and SBA Leasing, Inc.

         22.   ENTIRE   AGREEMENT.   This   Agreement   represents   the  entire
               ------------------
understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            SBA COMMUNICATIONS
                                            CORPORATION


                                            By:   /s/ Steven E. Bernstein
                                                -------------------------------
                                                  Steven E. Bernstein, President

                                                     /s/ Robert M. Grobstein
                                                 -------------------------------
                                                       ROBERT M. GROBSTEIN








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